UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 3, 2015

INTEGRATED ENVIRONMENTAL TECHNOLOGIES, LTD.
(Exact name of registrant as specified in charter)

Nevada	000-26309	98-0200471
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4235 Commerce Street, Little River, South Carolina	29566
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (843) 390-2500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.02. Unregistered Sales of Equity Securities

On December 3, 2015, Integrated Environmental Technologies, Ltd. (the “Company”) issued 12% convertible debentures to two individual investors (each a “Debenture” and collectively, the “Debentures”) in the aggregate principal amount of $222,222. In connection with the issuance of the Debentures, the Company issued warrants (the “Debenture Warrants”) to purchase 1,587,300 shares of its common stock. The gross proceeds received in connection with this private placement were $200,000, which will be used for working capital purposes.

The Debentures have a two-year term maturing on December 3, 2017, bear interest at a rate of 12% per annum and contain an original issue discount of 10%. Interest is payable in annual installments in cash or, at the option of the Company, in shares of the Company’s common stock. If the Company elects to pay the interest in shares of its common stock, the number of shares issued as payment will be equal to the quotient of the unpaid interest divided by the market price of the Company’s common stock, as defined in the Debentures.

The entire principal amount of a Debenture is convertible at any time into shares of the Company’s common stock at the option of the holder at a conversion price of $0.07 per share. In addition, at the option of the Company, the entire principal amount of a Debenture is convertible into shares of the Company’s common stock at $0.07 per share upon the occurrence of a change of control, as defined in the Debentures, or if the average closing price of the Company’s common stock for any period of twenty consecutive trading days is greater than or equal to $0.30 per share. Finally, the entire principal amount of a Debenture automatically converts into shares of the Company’s common stock upon the Company completing a Qualified Financing (as defined in the Debentures), at a conversion price per share equal to the lesser of: (i) 80% of the per share price paid by the purchasers of the Company’s common stock in the Qualified Financing; or (ii) $0.07. The quoted market price of the Company’s common stock on December, 2015 was $0.05 per share. An aggregate of 3,174,600 shares of the Company’s common stock can be issued pursuant to the Debentures at the current conversion price of $0.07 per share.

The Debenture Warrants have a three-year term and provide the holders the right to purchase an aggregate of 1,587,300 shares of the Company’s common stock at $0.10 per share. All of the shares of the Company’s common stock underlying the Debenture Warrants are fully vested. The exercise price of the Debenture Warrants is subject to adjustment for stock dividends, stock splits, or similar events.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

4.1	Form of 12% Convertible Debenture (incorporated by reference to Exhibit 4.5 to the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2015 that was filed with the Securities and Exchange Commission on November 13, 2015).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED ENVIRONMENTAL TECHNOLOGIES, LTD.

December 7, 2015	By:	/s/ David R. LaVance
David R. LaVance
President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of 12% Convertible Debenture (incorporated by reference to Exhibit 4.5 to the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2015 that was filed with the Securities and Exchange Commission on November 13, 2015).

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